Exhibit 99.1

Fluor Corporation	Brian Mershon
6700 Las Colinas Blvd	Media Relations
Irving, Texas 75039	469.398.7621 tel

469.398.7000 main tel	Jason Landkamer
Investor Relations
469.398.7222 tel

News Release

FLUOR REPORTS THIRD QUARTER 2019 RESULTS

IRVING, Texas (October 31, 2019) - Fluor Corporation (NYSE: FLR) today announced financial results for its third quarter ended September 30, 2019. Third quarter results were a net loss from continuing operations attributable to Fluor of $782 million, or $5.57 per diluted share, compared to net earnings of $69 million, or $0.49 per diluted share a year ago. Earnings attributable to Fluor include a non-cash charge of $546 million related to establishing a valuation allowance against net deferred-tax assets, a non-cash impairment charge of $290 million related to the COOEC-Fluor joint venture fabrication yard, Stork, and the Sacyr-Fluor joint venture in Spain, and $44 million for restructuring activities. Consolidated segment profit from continuing operations for the quarter was $58 million compared to a profit of $173 million a year ago. Third quarter revenue was $3.9 billion compared to $3.8 billion last year.

New awards for continuing operations in the quarter were $2.6 billion, including $2.0 billion in Infrastructure & Power, $260 million in Diversified Services, $256 million in Energy & Chemicals, and $119 million in Mining & Industrial. New awards for discontinued operations, which includes Government and AMECO, were $1.1 billion. Consolidated ending backlog of $30.3 billion for continuing operations compares to $30.0 billion a year ago.

"With our strategic review complete, and our restructuring underway, Fluor is focused on returning to excellence in our operations and consistent profitability,” said Carlos Hernandez, Fluor’s chief executive officer. “We have the right people, the right structure, and the right global footprint to leverage our talent and capabilities going forward.”

Corporate G&A expense for the third quarter of 2019 declined to $10 million from $61 million a year ago due to a decline in compensation expense and foreign exchange gains. Expenses for the third quarter of 2018 include $19 million related to pension settlement expenses and foreign currency exchange losses. Fluor’s cash and marketable securities balance at the end of the third quarter was $1.9 billion, slightly below last quarter.

Outlook

Although the company has suspended guidance for 2019, we anticipate margins for the fourth quarter to be 4 to 5 percent for Energy & Chemicals, approximately 2 percent for Mining & Industrial, approximately 2 percent for Infrastructure & Power, and 4 to 5 percent for Diversified Services.

Business Segments

Fluor’s Energy & Chemicals segment reported a segment profit of $85 million, compared to $50 million in the third quarter of 2018. Third quarter 2019 revenue was $1.6 billion compared to $1.9 billion a year ago. New awards in the third quarter were $256 million and ending backlog was $13.7 billion compared to $11.4 billion a year ago.

The Mining & Industrial segment reported a segment profit of $57 million, up from $21 million in the third quarter of 2018. Revenue for the segment was $1.4 billion compared to $1.0 billion a year ago. Results for the quarter reflect increased project execution activities for several large mining projects and the favorable resolution of a longstanding customer dispute. New awards in the third quarter were $119 million and ending backlog was $6.2 billion compared to $9.8 billion a year ago.

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The Infrastructure & Power segment reported a segment profit of $1 million, compared to $102 million in the third quarter of 2018. Revenue for the segment was $393 million compared to $412 million a year ago. Results for the third quarter of 2019 reflect continued execution on lower margin projects that experienced forecast revisions in the second quarter. Results for the third quarter of 2018 include a gain of $125 million on the sale of a joint venture interest in the UK, partially offset by a $35 million charge related to a power project. New awards in the third quarter were $2.0 billion, including the TXDOT I-635 project in Dallas. Ending backlog for the segment was $7.7 billion compared to $6.7 billion a year ago.

The Diversified Services segment, excluding AMECO’s North American operations, reported a segment profit of $11 million in the third quarter of 2019, compared to $23 million a year ago. Revenue for the quarter was $522 million compared to $526 million in the third quarter of 2018. Results for the quarter reflect lower volumes in the operations and maintenance business and reduced performance as we exit our equipment business in Mexico. New awards totaled $260 million for the quarter and ending backlog was $2.4 billion, up from $2.0 billion a year ago.

The Other segment, which now includes NuScale and the Radford and Warren government projects, reported a segment loss of $96 million, compared to a loss of $23 million a year ago. Revenue for the quarter was $38 million compared to $28 million in the third quarter of 2018. Results for the quarter include project adjustments of $79 million and NuScale expenses of $14 million. Fluor did not provide funding to NuScale in the third quarter.

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Discontinued Operations

During the third quarter of 2019, management committed to a plan to sell the company’s government and AMECO equipment businesses. The results of the government and AMECO businesses have been presented as earnings from discontinued operations. Results from discontinued operations were a net profit of $40 million, or $0.28 per diluted share, compared to $9 million, or $0.06 per diluted share, a year ago. Results for the quarter reflect $30 million for the favorable settlement of litigation related to a previously divested business. New awards totaled $1.1 billion for the quarter including an extension of the Savannah River M&O contract for the Department of Energy. Ending backlog was $4.0 billion, compared to $4.9 billion a year ago.

Third Quarter Conference Call

Fluor will host a conference call at 8:30 a.m. Eastern time on Thursday, October 31, which will be webcast live on the Internet and can be accessed by logging onto http://investor.fluor.com. The call will also be accessible by telephone at 800-458-4148 (U.S./Canada) or 323-794-2093. The conference ID is 1769290. A supplemental slide presentation will be available shortly before the call begins.

A replay of the webcast will be available for 30 days. A replay of the call will be available by telephone for one week. Click Here to register for the replay.

Non-GAAP Financial Measure

This press release contains a discussion of consolidated segment profit (loss) from continuing operations that would be deemed a non-GAAP financial measure under SEC rules. Segment profit (loss) is calculated as revenue less cost of revenue and earnings attributable to noncontrolling interests excluding: corporate general and administrative expense; impairment, restructuring and other exit costs; interest expense; interest income; domestic and foreign income taxes; and other non-operating income and expense items; and earnings from discontinued operations. The company believes that consolidated segment profit (loss) from continuing operations provides a meaningful perspective on its business results as it is the aggregation of individual segment profit (loss) measures that the company utilizes to evaluate and manage its business performance. A reconciliation of consolidated segment profit (loss) from continuing operations to earnings (loss) from continuing operations before taxes is included in the press release tables.

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About Fluor Corporation

Founded in 1912, Fluor Corporation (NYSE: FLR) is a global engineering, procurement, fabrication, construction and maintenance company that transforms the world by building prosperity and empowering progress. Fluor serves its clients by designing, building and maintaining safe, well executed, capital-efficient projects around the world. With headquarters in Irving, Texas, Fluor ranks 164 on the Fortune 500 list with revenue of $19.2 billion in 2018 and has more than 53,000 employees worldwide. For more information, please visit www.fluor.com or follow Fluor on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements: This release may contain forward-looking statements (including without limitation statements to the effect that the Company or its management "believes," "expects," is “positioned” or other similar expressions). These forward-looking statements, including statements relating to strategic and operation plans, projected earnings level, revenue, margins, tax rate, expenses, market outlook, new awards, and backlog levels are based on current management expectations and involve risks and uncertainties. Actual results may differ materially as a result of a number of factors, including, among other things, the cyclical nature of many of the markets the Company serves, including the Company’s Energy & Chemicals segment; the Company's failure to receive new contract awards; cost overruns, project delays or other problems arising from project execution activities, including the failure to meet cost and schedule estimates; intense competition in the industries in which we operate; failure to obtain favorable results in existing or future litigation, dispute resolution proceedings or claims, including claims for additional costs; failure of our joint venture or other partners, suppliers or subcontractors to perform their obligations; cyber-security breaches; foreign economic and political uncertainties; client cancellations of, or scope adjustments to, existing contracts; failure to maintain safe worksites and international security risks; risks or uncertainties associated with events outside of our control, including weather conditions; client delays or defaults in making payments; the Company’s failure, or the failure of our agents or partners, to comply with laws; the use of estimates and assumptions in preparing our financial statements; the potential impact of certain tax matters; possible information technology interruptions or inability to protect intellectual property; new or changing legal requirements, including those relating to environmental, health and safety matters; the availability of credit and restrictions imposed by credit facilities, both for the Company and our clients, suppliers, subcontractors or other partners; the Company's ability to secure appropriate insurance; liabilities associated with the performance of nuclear services; foreign currency risks; the inability to hire and retain qualified personnel; the loss of one or a few clients that account for a significant portion of the Company's revenues; possible limitations on bonding or letter of credit capacity; risks or uncertainties associated with acquisitions, dispositions and investments; asset impairments; and risks arising from the inability to successfully integrate acquired businesses. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, the Company’s results may differ materially from its expectations and projections.

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Additional information concerning these and other factors can be found in the Company's public periodic filings with the Securities and Exchange Commission, including the discussion under the heading "Item 1A. Risk Factors" in the Company's Form 10-K filed on February 21, 2019. Such filings are available either publicly or upon request from Fluor's Investor Relations Department: (469) 398-7222. The Company disclaims any intent or obligation other than as required by law to update its forward-looking statements in light of new information or future events.

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FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

THREE MONTHS ENDED SEPTEMBER 30	2019	2018
Revenue	$3,937.7	$3,842.2
Cost and expenses:
Cost of revenue	3,869.6	3,654.9
Corporate general and administrative expense	10.4	61.1
Impairment, restructuring and other exit costs	334.0	—
Interest expense, net	5.0	14.7
Total cost and expenses	4,219.0	3,730.7
Earnings (loss) from continuing operations before taxes	(281.3)	111.5
Income tax expense	490.0	28.7
Net earnings (loss) from continuing operations	(771.3)	82.8
Net earnings from discontinued operations	41.8	13.2
Net earnings (loss)	(729.5)	96.0
Less: Net earnings attributable to noncontrolling interests from continuing operations	10.3	14.2
Net earnings (loss) attributable to Fluor Corporation from continuing operations	(781.6)	68.6
Less: Net earnings attributable to noncontrolling interests from discontinued operations	2.2	4.5
Net earnings attributable to Fluor Corporation from discontinued operations	39.6	8.7
Net earnings (loss) attributable to Fluor Corporation	$(742.0)	$77.3

Amounts attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(781.6)	$68.6
Net earnings from discontinued operations	39.6	8.7
Net earnings (loss)	$(742.0)	$77.3

Basic earnings (loss) per share attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(5.57)	$0.49
Net earnings from discontinued operations	0.28	0.06
Net earnings (loss)	$(5.29)	$0.55
Weighted average shares	140.2	140.7

Diluted earnings (loss) per share attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(5.57)	$0.49
Net earnings from discontinued operations	0.28	0.06
Net earnings (loss)	$(5.29)	$0.55
Weighted average shares	140.2	141.5

New awards	$2,628.1	$6,343.8
Backlog	30,251.9	29,951.5
Work performed	3,870.6	3,787.3

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FLUOR CORPORATION

CONSOLIDATED FINANCIAL RESULTS

(in millions, except per share amounts)

Unaudited

CONSOLIDATED OPERATING RESULTS

NINE MONTHS ENDED SEPTEMBER 30	2019	2018
Revenue	$10,622.2	$11,268.3
Cost and expenses:
Cost of revenue	11,177.8	10,959.8
Corporate general and administrative expense	115.4	134.7
Impairment, restructuring and other exit costs	388.0	—
Interest expense, net	15.8	33.3
Total cost and expenses	11,697.0	11,127.8
Earnings (loss) from continuing operations before taxes	(1,074.8)	140.5
Income tax expense	368.3	39.3
Net earnings (loss) from continuing operations	(1,443.1)	101.2
Net earnings from discontinued operations	76.8	113.9
Net earnings (loss)	(1,366.3)	215.1
Less: Net earnings (loss) attributable to noncontrolling interests from continuing operations	(18.9)	31.5
Net earnings (loss) attributable to Fluor Corporation from continuing operations	(1,424.2)	69.7
Less: Net earnings attributable to noncontrolling interests from discontinued operations	7.8	9.0
Net earnings attributable to Fluor Corporation from discontinued operations	69.0	104.9
Net earnings (loss) attributable to Fluor Corporation	$(1,355.2)	$174.6

Amounts attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(1,424.2)	$69.7
Net earnings from discontinued operations	69.0	104.9
Net earnings (loss)	$(1,355.2)	$174.6

Basic earnings (loss) per share attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(10.17)	$0.49
Net earnings from discontinued operations	0.49	0.75
Net earnings (loss)	$(9.68)	$1.24
Weighted average shares	140.0	140.5

Diluted earnings (loss) per share attributable to Fluor Corporation:
Net earnings (loss) from continuing operations	$(10.17)	$0.49
Net earnings from discontinued operations	0.49	0.74
Net earnings (loss)	$(9.68)	$1.23
Weighted average shares	140.0	141.4

New awards	$7,664.0	$13,472.4
Backlog	30,251.9	29,951.5
Work performed	10,459.6	11,103.3

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FLUOR CORPORATION

Unaudited

BUSINESS SEGMENT FINANCIAL REVIEW AND U.S. GAAP RECONCILIATION OF CONSOLIDATED SEGMENT PROFIT

($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2019		2018
Revenue
Energy & Chemicals	$1,611.6		$1,902.3
Mining & Industrial	1,374.0		973.3
Infrastructure & Power	392.5		412.3
Diversified Services	521.7		526.3
Other	37.9		28.0
Total revenue	$3,937.7		$3,842.2

Segment profit (loss) $ and margin % (2)
Energy & Chemicals	$84.9	5.3%	$50.2	2.6%
Mining & Industrial	56.9	4.1%	20.9	2.1%
Infrastructure & Power	1.0	0.3%	102.3	24.8%
Diversified Services	10.8	2.1%	22.6	4.3%
Other (1)	(95.8)	N/A	(22.9)	(81.8)%
Total segment profit (loss) $ and margin %	$57.8	1.5%	$173.1	4.5%

Corporate general and administrative expense	(10.4)		(61.1)
Impairment, restructuring and other exit costs	(334.0)		—
Interest expense, net	(5.0)		(14.7)
Earnings (loss) attributable to noncontrolling interests from continuing operations	10.3		14.2
Earnings (loss) from continuing operations before taxes	$(281.3)		$111.5

NINE MONTHS ENDED SEPTEMBER 30	2019		2018
Revenue
Energy & Chemicals	$4,485.2		$5,859.8
Mining & Industrial	3,703.6		2,377.4
Infrastructure & Power	951.8		1,250.6
Diversified Services	1,525.0		1,706.9
Other	(43.4)		73.6
Total revenue	$10,622.2		$11,268.3

Segment profit (loss) $ and margin % (2)
Energy & Chemicals	$(124.9)	(2.8)%	$253.0	4.3%
Mining & Industrial	129.1	3.5%	56.9	2.4%
Infrastructure & Power	(193.3)	(20.3)%	(13.2)	(1.1)%
Diversified Services	22.4	1.5%	51.5	3.0%
Other (1)	(370.0)	N/A	(71.2)	(96.7)%
Total segment profit (loss) $ and margin %	$(536.7)	(5.1)%	$277.0	2.5%

Corporate general and administrative expense	(115.4)		(134.7)
Impairment, restructuring and other exit costs	(388.0)		—
Interest expense, net	(15.8)		(33.3)
Earnings (loss) attributable to noncontrolling interests from continuing operations	(18.9)		31.5
Earnings (loss) from continuing operations before taxes	$(1,074.8)		$140.5

N/A = Not Applicable

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(1) Includes research and development expenses associated with NuScale totaling $14 million and $48 million for the three and nine months ended September 30, 2019, respectively, compared to $18 million and $65 million for the three and nine months ended September 30, 2018, respectively.

(2) Segment profit margin % is calculated as segment profit divided by segment revenue.

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FLUOR CORPORATION

Unaudited

SELECTED BALANCE SHEET ITEMS

($ in millions)

	September 30, 2019	December 31, 2018
Cash and marketable securities	$1,853.0	$1,979.6
Total current assets	5,322.9	5,440.9
Total assets	7,883.7	8,913.6
Total short-term debt	45.2	26.9
Total current liabilities	3,850.4	3,552.5
Long-term debt	1,636.9	1,661.6
Shareholders' equity	1,559.5	2,963.2

SELECTED CASH FLOW ITEMS

($ in millions)

NINE MONTHS ENDED SEPTEMBER 30	2019	2018
Cash provided (utilized) by operating activities	$66.9	$(11.3)

Investing activities
Net sales and maturities (purchases) of marketable securities	166.8	29.4
Capital expenditures	(140.1)	(148.7)
Proceeds from disposal of property, plant and equipment	56.4	60.9
Investments in partnerships and joint ventures	(34.5)	(33.8)
Other items	26.1	20.5
Cash provided (utilized) by investing activities	74.7	(71.7)

Financing activities
Dividends paid	(88.7)	(89.2)
Proceeds from issuance of 4.250% Senior Notes	—	598.7
Repayment of 3.375% Senior Notes	—	(503.3)
Net proceeds from issuance of commercial paper	—	24.4
Debt issuance costs	—	(5.0)
Distributions paid to noncontrolling interests, net of capital contributions	(15.5)	(30.4)
Other items	17.1	(3.6)
Cash utilized by financing activities	(87.1)	(8.4)

Effect of exchange rate changes on cash	(14.1)	(32.9)

Increase (decrease) in cash and cash equivalents	$40.4	$(124.3)

Depreciation	$129.0	$150.6

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FLUOR CORPORATION
Supplemental Fact Sheet
Unaudited

NEW AWARDS
($ in millions)

THREE MONTHS ENDED SEPTEMBER 30	2019		2018
Energy & Chemicals	$256.3	10%	$644.1	10%
Mining & Industrial	118.8	4%	4,286.8	68%
Infrastructure & Power	1,992.7	76%	1,076.9	17%
Diversified Services	259.8	10%	336.0	5%
Other	0.5	—%	—	—%
Total new awards	$2,628.1	100%	$6,343.8	100%

NINE MONTHS ENDED SEPTEMBER 30	2019		2018
Energy & Chemicals	$1,990.7	26%	$1,858.2	14%
Mining & Industrial	1,335.5	17%	8,326.7	62%
Infrastructure & Power	2,542.2	33%	2,005.2	15%
Diversified Services	1,643.4	22%	1,282.3	9%
Other	152.2	2%	—	—%
Total new awards	$7,664.0	100%	$13,472.4	100%

BACKLOG TRENDS
($ in millions)

AS OF SEPTEMBER 30	2019		2018
Energy & Chemicals	$13,729.0	46%	$11,352.5	38%
Mining & Industrial	6,154.6	20%	9,774.4	33%
Infrastructure & Power	7,669.1	25%	6,686.2	22%
Diversified Services	2,434.1	8%	1,982.0	7%
Other	265.1	1%	156.4	—%
Total backlog	$30,251.9	100%	$29,951.5	100%
United States	$8,630.3	29%	$8,763.7	29%
The Americas (excluding the United States)	12,759.3	42%	8,333.9	28%
Europe, Africa and the Middle East	7,331.7	24%	9,712.9	32%
Asia Pacific (including Australia)	1,530.6	5%	3,141.0	11%
Total backlog	$30,251.9	100%	$29,951.5	100%

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